Western Alliance Bancorporation Announces First Quarter 2023 Earnings Release Date, Conference Call and Webcast, and provides Quarter End Financial Update
PHOENIX--(BUSINESS WIRE)-- Western Alliance Bancorporation (NYSE: WAL) announced today that it plans to release its first quarter 2023 financial results after the market closes on Tuesday, April 18, 2023. Ken Vecchione, President and CEO and Dale Gibbons, Vice Chairman and CFO will host a conference call at 12:00 p.m. ET on Wednesday, April 19, 2023 to discuss the Company's performance.
Participants may access the call by dialing 1-833-470-1428 using the access code 192362 or via live audio webcast using the website link: https://events.q4inc.com/attendee/218206682.
The webcast is also available through the Company's website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay April 19th after 3:00 p.m. ET until May 19th at 11:00 p.m. ET by dialing 1-866-813-9403 using the access code: 279348.
In addition, Western Alliance Bank (“Western Alliance” or the “Bank”), the primary subsidiary of Western Alliance Bancorporation, today provided the following unaudited financial information as of March 31, 2023:
•Total insured deposits, including collateralized and pass-through insured deposits, represent approximately 68% of total deposits, significantly higher than year-end.
•As of quarter-end, immediately available liquidity (on-balance sheet liquidity and unused borrowing capacity) exceeded uninsured deposits, with a coverage ratio greater than 140%.
•As of quarter-end, the Bank had no borrowings outstanding from the Federal Reserve’s discount window after balance sheet repositioning. Western Alliance expects its CET1 ratio to be materially consistent with year-end 2022.
•Unrealized losses on Securities and Held for Investment (HFI) loans have improved since year-end primarily due to lower interest rates, as well as other factors.
◦Estimated gross unrealized losses were:
▪HTM securities - $139 million ($107 million after-tax), down from $177 million at year-end
▪Available-for-Sale securities - $789 million ($608 million after-tax), down from $881 million at year-end.
▪HFI loans - $2.9 billion ($2.2 billion after-tax), down from $4.2 billion at year-end.
▪Partially offset by unrealized gains on debt and other borrowings of $431 million ($332 million after-tax), up from $121 million as of year-end.
•Western Alliance maintains non-interest bearing deposits in excess of residential loans, which are the primary contributor to unrealized losses on HFI loans.

Kenneth A. Vecchione, President and CEO of Western Alliance Bank, concluded, “Western Alliance’s uniquely flexible, diversified business model positioned us to weather the liquidity tightness that enveloped the industry over the past month. Put simply, Western Alliance Bank is different; this diversification continues to distinguish us from monoline or sector-concentrated peer banks. This also demonstrates the value of Western Alliance’s scalable national funding channels and allows us to continue to serve clients across sectors, geographies, or macro trends.”
About Western Alliance Bancorporation
With more than $65 billion in assets, Western Alliance Bancorporation (NYSE: WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include being ranked #1 top-performing large bank with assets greater than $50 billion in 2021 by both American Banker and Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including deposit balances, capital ratios and unrealized losses on investment securities, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events, including bank failures; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

Investors:
Dale Gibbons, 602-952-5476

Media:
Stephanie Whitlow, 480-998-6547